Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-16969 and 33-41131 –Post Effective Amendments No. 1 and 2) of The Clorox Company of our report dated June 26, 2025, relating to the financial statements and supplemental information of The Clorox Company Employee Retirement Investment Plan for Puerto Rico (the Plan) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2024.

/s/ Moss Adams LLP

Campbell, California

June 26, 2025

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